PDL™

Jefferies 2017 London Healthcare Conference

November 15-16, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL™

PDL at a Glance

PDL BioPharma seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

CURRENT EQUITY INVESTMENTS:

- Noden Pharma DAC, an Irish domiciled specialty pharma company.
  - PDL currently has 100% ownership.
  - Tekturna® and Tekturna HCT® in US and Rasilez® and Rasilez HCT® in the rest of world.
- LENSAR, a U.S. based leader in next generation femtosecond cataract laser surgery
  - Wholly owned subsidiary of PDL as of May 11, 2017.

CURRENT HEALTHCARE ROYALTY & DEBT DEALS[1]:

- Completed deals with average annualized internal rate of return of 15.9% and total cash returned of $587 million.
- Current income generating debt deals representing deployed and committed capital of $20 million: CareView.
- Current royalty transactions representing deployed and committed capital of $396 million: Depomed, VB, University of Michigan, Kybella and AcelRx.

[1] Direct Flow Medical is not included because monetization is on-going.

PDL™

PDL Future: Focus on Growth Opportunities

Specialty Pharma	❑ Diversification via acquisition of additional specialty pharma products and companies with a focus on under commercialized products. ❑ Noden expansion, commercializing products in U.S and in key markets in the rest of world. ❑ Use proceeds from completed royalty and debt deals to fund acquisitions.
Royalty & Debt Deals	❑ Fewer investments in royalty transactions and still fewer debt transactions. ❑ Potential monetization of current portfolio to fund acquisitions. ▪ Recently completed sale of kaléo asset.

PDL™

Key Information and Facts

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Share Price	$3.04 as of 11/10/17
Book Value	$5.40 per share
Current Deployed on Royalty Investments	$396 million
Current Deployed on Debt Investments	$20 million
Current Deployed on Equity Investments	$139 million
Cash Deployed on Concluded Transactions	$444 million
Return on Concluded Transactions[1]	15.9%
NOLs[2]	>$119 million
September 30, 2017 Cash Position	$516 million

$1 Billion Deployed

1. Does not include Direct Flow Medical because monetization is ongoing.
2. Estimated Net Operating Losses from LENSAR.

PDL™

Building Value Through Investments

PDL's book value increased to $5.40 in the period ending September 30, 2017


PDL's Book Value Per Share
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17

Does not include asset value of royalties from Queen et al patents.

PDL

Experienced Leadership

Management

John McLaughlin
CEO

Dominique Monnet
President

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Steffen Pietzke
VP, Finance & Chief Accounting Officer

Nathan Kryszak
Deputy General Counsel & Assistant Secretary

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks, M.D.

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track Record of Success

PDL™

Recent Developments

Hiring of Dominique Monnet

- **President**
  - On September 11, 2017, Dominique joined PDL as its President.
- **Background**
  - He brings over 30 years of biotech/pharma experience to PDL BioPharma.
  - He served as senior vice president and chief marketing officer of Alexion Pharmaceuticals in 2014-2015 where he was responsible for commercial operations in the U.S. and Latin America and oversaw new products and global business operations functions.
  - From 2002 to 2013 he was a senior commercial executive at Amgen Inc. where he served in a number of key leadership positions in the US and internationally.
    - As General Manager for Amgen's Inflammation Business Unit in 2011-13, he was responsible for accelerating the growth of the Enbrel® franchise in the highly competitive US market.
    - As VP and head of Amgen's Global Marketing function in 2007-11, he led the marketing strategy and global launches of new products across therapeutic areas.
    - From 2002 to 2006, he served as VP of International Marketing and Business Operations, building Amgen's international commercial capability and leading the creation of its successful international franchises in oncology and nephrology.
  - Before joining Amgen, Mr. Monnet held positions of increasing responsibility in line commercial management and global marketing at Schering-Plough, Ciba-Geigy and ALZA.

PDL™

Monetization of kaléo Note

- **Background**
  - In April 2014, PDL entered into this $150 million debt transaction. These secured notes bear interest at 13% per annum. Royalties are 20% of net sales of Auvi-Q and 10% of net sales of Evzio.
  - Auvi-Q is a drug and device combination product that assists in the proper delivery and administration of epinephrine to patients suffering severe allergic reactions.
  - Evzio is similar except the drug delivered is naloxone which is used to counteract the effects of an opioid overdose.
  - Auvi-Q and Evzio are manufactured and commercialized by kaléo, which has a dedicated sales force for the products.

- **Monetization**
  - Entered into agreement on September 21, 2017 with third party purchaser.
  - Sold entire interest in kaléo note.
  - The purchaser paid PDL an amount equal to 100% of the then outstanding principal amount plus a premium of approximately 1% for the aggregate purchase price of $141.7 million.
    - This is subject to an 18-month escrow holdback of $1.4 million or approximately 1% against certain potential contingencies.

PDL™

PDL Share Repurchase Program

- **Background**
  - In March 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $30 million through March 2018.
  - Total repurchased under this program over 4 months was approximately 13.3 million shares at an average price of $2.25 per share all shares repurchased were retired as of June 30, 2017.
- **Current**
  - In September 2017, PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $25 million through September 2018.
  - Implementation is subject to corporate and regulatory restrictions, including having an open trading window.

PDL™

Settlement with Valeant

- **Background**
  - At PDL's request, Depomed exercised its audit rights with respect to Glumetza royalties owed by Valeant, for the period of October 2013 to December 2015.
  - Shortly after the conclusion of the audit, a lawsuit was filed for unpaid royalties, fees and interest.
- **Current**
  - On October 27th, PDL and Depomed settled with Valeant resolving all matters addressed in the lawsuit.
  - Under the terms of the Settlement Agreement, the litigation will be dismissed, with prejudice, and Valeant paid a one-time, lump-sum payment of $13.0 million, which was transferred to PDL.
  - PDL has accounted for this settlement in our Depomed royalty rights asset discounted cash flow valuation as of September 30, 2017 and the cash from the settlement agreement was received in November of 2017.

PDL™

Tysabri Royalties

- **Background**
  - Biogen pays royalties on sales of Tysabri with respect to product manufactured before Queen et al. patent expiration.

- **Current**
  - During Q3 2017 close period, Biogen sent PDL a notice of overpayment of $13.5 million through the period ending September 30, 2017.
    - The notice stated that the overpayment was the result of royalties being paid on product manufactured after the expiration of the Queen et al. patents.
    - PDL received cash payments of $14.9 million earlier during the third quarter of 2017.
    - The $1.4 million reported revenue for Q3 2017 was the net amount of $14.9 million cash received and the potential overpayment of $13.5 million.
  - Biogen advised us that the Q4 2017 royalties will be $4.5 million leaving a net potential overpayment of $9.0 million.
  - PDL is currently working with Biogen to resolve this issue, however based upon preliminary discussions with Biogen, we do not expect further royalties in the US, and expect a reduction in royalties in other countries.

PDL™

Proposal to Acquire Neos

- In June 2017, PDL made a verbal all cash proposal to acquire all shares of Neos for $10/share, including the possibility to increase the offer with limited due diligence, which was rejected by the Neos Board several days later as not compelling or specific enough.
- PDL submitted a specific and written proposal shortly thereafter for $10.25 per share. After rejecting the PDL proposal, the Neos Board surprisingly sold shares just three days later at a net price of $6.25 per share.
- On October 26, 2017, PDL made public its proposal to acquire all of Neos' shares for $10.25 per share with an expiration date of November 8, 2017.
- PDL is confident its proposal represents fair value for Neos and offers certain and compelling value for Neos shareholders. The PDL proposal expired on its pre-specified deadline of November 8, 2017.
- PDL currently owns common stock of Neos amounting to less than 5% of Neos' outstanding shares and reserves the right to sell any and all of these shares at any time.

PDL™

PDL™

NODEN PHARMA

Noden Current Product Portfolio

Product	Therapeutic & Geographic Area
Tekturna® (aliskiren) tablets 150mg-300mg Tekturna HCT® (aliskiren and hydrochlorothiazide) tablets 150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg	Hypertension - U.S.
 RASILEZ 300mg od RASILEZ 150mg od  Rasilez HCT 300 mg/25 mg	Hypertension - Rest of World



Tekturna
(aliskiren)
Tablets
150 mg
300 mg
150 mg/12.5 mg
150 mg/25 mg
300 mg/12.5 mg
300 mg/25 mg

PDL™

Current Noden Products

United States

- **Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.**
  - Not for use with ACEIs or ARBs in patients with diabetes or renal impairment and pregnant women.
  - Approved in U.S. in 2007.
- **Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.**
  - Not for use: (1) with ACEIs and ARBs in patients with diabetes or renal impairment; (2) in patients with known anuria or hypersensitivity to sulfonamide derived drugs; and (3) in pregnant women.
  - Approved in U.S. in 2009.

Ex-U.S.

- **Rasilez® - trade name for Tekturna outside the U.S.**
  - Approved in EU in 2007.
- **Rasilez® HCT - trade name for Tekturna HCT outside the U.S.**
  - Approved in EU in 2009.

PDL™

Tekturna Market: Hypertension

- **Chronic condition with serious long-term cardiovascular implications which affects about 29% of the U.S. adult population.** (1)
  - *78 million in U.S. alone.*
- **Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.**
- **ACEIs (angiotensin converting enzyme inhibitors) and ARBs (angiotensin receptor blockers) are typically first and second line therapies.**
- **Tekturna is deemed to be an alternative to ACEIs and ARBs, especially in ACEI/ARB intolerant patients.**
  - ~12% are intolerant of both ACEIs and ARBs (2) = *9.3 million in U.S. alone.*

(1) Source: https://www.cdc.gov/bloodpressure/facts.htm

(2) Source: Caldeira et al. Aug 2012, Vol. 12, Issue 4 *Am J Cardiovascular Drugs*

PDL™

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

Tekturna®
(aliskiren) tablets 150mg·300mg

Tekturna HCT®
(aliskiren and hydrochlorothiazide) tablets
150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg

PDL™

Tekturna: Safety Profile

- Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.
- Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.
- Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEIs arms in active-controlled trials.
- Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in two Tekturna treated patients.

Data from Clinical Trials

PDL™

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	Tekturna (%)	Placebo (%)
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both				
Adverse Event	Tekturna (n=4272)		Placebo (n=4285)	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2
Tekturna is contraindicated for use with ACEIs and ARBs in patients with diabetes or renal impairment				

PDL™

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 4 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEIs and/or ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

PDL™

Noden Pharma Entities

- **Noden DAC**
  - Domiciled in Ireland.
  - Expected to be a tax efficient structure.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.
- **Noden USA**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.
- **PDL**
  - As of June 30, 2017, 100% ownership of Noden.
  - Noden financials consolidated with PDL financials.

Product Transition from Novartis

Commercialization

- **US**
  - Noden USA assumed commercialization responsibilities on October 5, 2016.
  - Noden USA fielded a dedicated contract sales force of ~40 reps and 4 district managers in late February 2017 – the first promotional effort in 4 years. Increased dedicated contract sales force to ~60 reps and 6 district managers in August 2017.

- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations and Noden DAC receiving a transfer of profit.
  - Starting on November 1, 2017, Noden DAC assumed commercialization for Rasilez and Rasilez HCT in Switzerland and in the EU, focusing on countries where the products are profitable.
  - Pursuing licensing or distributors in other potentially important territories, such as China, and Japan.

Manufacturing

- Novartis to supply API while Noden DAC seeks third party manufacturer but no later than November 2020.
- In the EU, Novartis continues to supply tableted and finished product until technical transfer to Noden DAC's newly appointed third party manufacturer is completed.
- Noden USA has already assumed packaging and labeling responsibilities.

PDL™

Tekturna & Tekturna HCT

2017 U.S. Gross Monthly Revenue



$ in millions
$9.000
$8.000
$7.000
$6.000
$5.000
$4.000
$3.000
$2.000
$1.000
$-
$6.442
$7.193
$6.943
$6.565
$7.445
$6.491
$5.773
$7.464
$5.910
$7.633
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17

Source: RX Crossroads

Tekturna & Tekturna HCT

2017 U.S. Monthly Units


45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
34,446
37,500
36,630
34,574
39,145
33,684
30,161
39,090
30,791
40,042
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17

Source: RX Crossroads

PDL™

Noden Team

- **Interim CEO**
  - Alan Markey
    - Previously Managing Director of Baxter Healthcare Limited (Ireland), Assistant VP for Enbrel - EU.
- **Head of Sales and Marketing US**
  - Michael McCann
    - Previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
- **Head of Manufacturing and Supply**
  - Liam O'Brien
    - Previously Director, Global Technical Operations, Oncology at Novartis.
- **Head of Quality**
  - Loretta Cunningham
    - Previously Quality Manager at Alexion.
- **Head of Regulatory Affairs and Pharmacovigilance**
  - Ronan Donelan
    - Previously Global Head of Regulatory Science at Quintiles with over 30 years of experience.

PDL™

Novartis/Tekturna Deal

- **Total Tekturna Potential Purchase Price**
  - Up to $334 million.
- **Closing Payments**
  - $110 million paid to Novartis in July 2016.
- **First Anniversary**
  - $89 million paid to Novartis in July 2017.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity and debt financing.
    - In connection with first anniversary payment, PDL made an additional equity investment of $32 million in June 2017.
    - Also provided an intercompany loan to Noden.

PDL™

Tekturna Intellectual Property

Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.

- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
  - Paragraph IV filing in April 2017 by Anchen regarding Tekturna directed to the formulation patent expiring in 2026, but not to the API based patents which expire in January 2019 (Tekturna, with pediatric extension) and March 2022 (Tekturna HCT).
  - Noden has filed its responsive suit against Anchen and Par within the statutory deadline of 45 days and may obtain a stay of approval for up to 30 months.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-how related to Tekturna, including that which is necessary for the manufacture of the products.

PDL™

LENSAR®

CATARACT LASER WITH AUGMENTED REALITY™

LENSAR

CATARACT LASER WITH AUGMENTED REALITY

- LENSAR, Inc. is a leading global developer and manufacturer of Femtosecond Cataract Lasers (FLS) in the growing cataract surgery market.
- Cataract surgery is the highest volume surgical procedure globally.
  - *Market penetration of FLS approx. 7% of total procedures in U.S. while < 2% OUS.*
  - *FLS expected to grow approximately 15% in procedures annually through 2021.*
- LENSAR's proprietary Laser System leads the market in innovation with Streamline III.
- LENSAR has captured approximately 10% of the global procedures.
- Over $170 million invested in development and commercial launch
- 64 employees primarily in LENSAR's Orlando, FL headquarters.
- Recently added well-known and respected ophthalmic industry leader, William Link, Ph.D., as chairman of the board of directors.



LENSAR

PDL™

LENSAR Highlights

Large and Growing Market

- Cataract surgery is the highest volume surgical procedure performed worldwide with over 24.9 million surgeries estimated to be performed in 2016.
- Integration of preoperative diagnostics into the cataract refractive suite driving the potential growth of procedures by delivering better patient outcomes.
- Existing treatments provide sub-optimal solution for astigmatism which affect 60-70% of patients with preexisting conditions and 100% of cataract surgery patients.

Leading Technology Platform

- Widely recognized as the technology innovator with > $170MM invested.
- Broad and deep intellectual property portfolio with over 35 U.S. patents and over 60 pending.
- Augmented Reality system provides unique 3D image guided custom treatments.

Compelling Business Model

- Recurring revenue business model with global KOL support.
- Provides strong value proposition for customers as only true independent platform compatible with all ultrasound/IOL manufacturers.
- Approximately 170 systems in place with approximately 90,000 cataract procedures performed to date.

Positioned For Growth

- LENSAR has approximately 10% of the global market of procedures performed with limited financial sales and marketing resources.
- Positioned for large international markets: India launched Q115; China launched Q116.
- Growth opportunity in Europe by replacing early distribution partner.

PDL™

PDL™

Investments Overview

16 Royalty & Debt Investments

9 Current Deals

Type	Company	Amount	Date	Note
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012	
Royalty Acquisition	Depomed	$240,500,000	October 2013	
Senior Secured Financing	LENSAR	$60,000,000	October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical, Inc.	$60,000,000	November 2013	Written down to ~$10 MM in 4Q16
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014	
Royalty Acquisition	University of Michigan	$65,600,000	November 2014	
Senior Secured Financing	CareView Communications	$40,000,000	June 2015	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015	
Royalty Acquisition	kybella	$9,500,000	July 2016	

7 Concluded Deals

Type	Company	Amount	Date
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014

Concluded deals have yielded an average IRR of 15.9%

Direct Flow Medical not considered concluded as we are still in process of monetizing assets

PDL™

Royalty Acquisitions – $496MM Invested

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (2)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR (linagliptin/metformin HCl extended-release) tablets	Depomed	Boehringer Ingelheim / Lilly	5/2026	$240.5M	$277.8M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026		
Iclusig (ponatinib) tablets 45 mg, 15 mg	Ariad	Ariad	Payoff	$100.0M	$120.0M (3)
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$7.3M
Zalviso sufentanil self-managed delivery system	AcelRx Pharmaceuticals, Inc.	Grünenthal	1/2032 or 3X investment	$65.0M	<$0.1M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5M	$4.5M
kybella	Inventor	Allergan	2/2025	$9.5M	<$0.1M

(1) Expected dates based upon current agreements and patent expiry estimates.
(2) As of 09/30/17.
(3) Paid off on 03/30/17.

PDL

Concluded Investment Track Record

Investments of $444 million on concluded transactions have yielded cash returns of $587 million or 15.9% in annualized returns.

($ in Millions)

Deal	Transaction Date	Transaction Maturity Date	Total Committed	Amount Invested	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
ARIAD	Jul-2015	Mar-2017	140.0	100.0	120.0	1.7	1.2	17.5%
kaleo	Apr-2014	Sep-2017	150.0	150.0	217.8	3.5	1.5	13.8%
Total[3]			**$ 530.8**	**$ 444.3**	**$ 586.8**	**2.2**	**1.3**	**15.9%**

1. Total includes equity transactions.
2. Total includes actual/forecasted cash flows from royalty portion of transaction.
3. Total excludes Direct Flow Medical which is being monetized.

PDL™

Financials

Third Quarter 2017 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Royalties from Queen et al. patents	$ 1,443	$ 14,958	$ 31,884	$ 150,645
Royalty rights - change in fair value	35,353	16,085	132,224	(11,872)
Interest revenue	6,051	8,594	16,968	24,901
Product revenue, net	20,067	14,128	51,477	14,128
License and other	(165)	(127)	19,471	7
Total revenues	62,749	53,638	252,024	177,809
Cost of product revenue	5,565	-	12,632	-
Amortization of intangible assets	6,275	6,014	18,438	6,014
General and administrative expenses	11,989	10,396	35,853	27,193
Sales and marketing	4,994	11	11,194	11
Research and development	605	1,933	6,652	1,933
Change in fair value of anniversary payment and contingent consideration	700	2,083	3,349	2,083
Acquisition-related costs	-	546	-	3,505
Total operating expenses	30,128	20,983	88,118	40,739
Operating income	32,621	32,655	163,906	137,070
Interest and other income, net	238	162	726	404
Interest expense	(5,096)	(4,513)	(15,082)	(13,524)
Gain on bargain purchase	(2,276)	-	3,995	-
Income before income taxes	25,487	28,304	153,545	123,950
Income tax expense	4,755	14,400	65,180	50,011
Net income	20,732	13,904	88,365	73,939
Less: Net income/(loss) attributable to noncontrolling interests	-	(3)	(47)	(3)
Net income attributable to PDL's shareholders	$ 20,732	$ 13,907	$ 88,412	$ 73,942
Net income per share - Basic	$ 0.14	$ 0.08	$ 0.56	$ 0.45
Net income per share - Diluted	$ 0.14	$ 0.08	$ 0.56	$ 0.45

PDL™

Strong Balance Sheet

Our strong balance sheet give us flexibility to consider strategic opportunities that support our acquisition strategy and share repurchase program

($ in millions)	September 30, 2017
Cash, cash equivalents and investments	**$516**
Total Assets	**$1,224**
Debt:	
4.00% Convertible Debt- due 2/2018 ($9.17 conversion p/s)	126
2.75% Convertible Debt - due 12/2021 ($3.81 conversion p/s)[1]	150
Total Debt **(principal outstanding)**	**$276**

PDL refinanced a portion of convertible debt due February 2018 in Q4 2016, realizing a lower interest rate and extending the maturity date to December 2021.

1) PDL entered into a capped call transaction to offset potential dilution subject to a cap of $4.88.

PDL™

Conclusion

Investment Highlights and Priorities

HIGHLIGHTS

- Tekturna and Rasilez are important products for treatment of hypertension with a differentiated mechanism of action and potential upside in revenues if promoted appropriately.
- Noden investment was immediately cash flow accretive to PDL.
- We have a team with demonstrated ability both to identify assets and conclude transactions and to commercialize products successfully.
- Nine active royalty and debt deals generating cash returns.
- Strong balance sheet with a net book value of $5.24 per share and with currently over $500 million cash on hand (which includes the recent monetization of the kaléo asset).

2017 PRIORITIES

- Execute on the commercialization of Noden products.
- Acquire additional specialty pharmaceutical products and/or companies.
- Integrate LENSAR operations and take advantage of tax efficiencies.
- Continue diverse capital allocation, which includes acquiring products, companies, royalties, share and convertible debt repurchases.
- Increase shareholder value.

PDL

PDL™

Appendix:
Additional Details and Updates on Investments

On-Going

- **AcelRx**
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $65 million that was entered into on September 18, 2015. PDL acquired 75% of the royalty that Grünenthal pays to AcelRx for rights to commercialize Zalviso in European Union, Switzerland and Australia. As part of the transaction, PDL also receives 80% of the first four commercial milestones. PDL's right to receive the above payments runs until the earlier of: (i) PDL receives three times the cash paid to AcelRx or $195 million; or (ii) the expiration of the licensed patents. PDL believes that the licensed patents will expire in January 2032.
- Zalviso is a combination drug (sufentanil) and device product used the for the treatment of moderate-to-severe post-operative pain in the hospital setting. Sufentanil is a synthetic opioid drug that is more potent than its parent drug, fentanyl, and much more potent than morphine.

Update

- Zalviso is available in 10 EU countries and has been used to treat >12,000 patients in 210 hospitals.
- Zalviso was selected for a Red Dot Award in the category of Product Design – Life Sciences and Medicine in the second quarter of 2017.

PDL™

Concluded

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

Background

- This was a royalty transaction for $100 million in exchange for a 2.5% royalty on worldwide sales on Iclusig through July 2015, increasing to 5% through the end of 2018 and to 6.5% thereafter. There is also a backup royalty on brigatinib. The duration of these royalties is until December 31, 2033 unless repurchased sooner. Further, there is a make whole provision requiring that PDL receive one times its funding by the fifth anniversary. When this agreement was entered into in July 28, 2015, it allowed Ariad to draw up to a total of $200 million but was subsequently amended.
- Ariad has a call to repurchase the royalty rights at any time and PDL has a put upon the occurrence of a change of control.
- Iclusig is approved for the treatment of chronic myeloid leukemia and Philadelphia chromosome–positive acute lymphoblastic leukemia. Approval of Brigatinib is being sought for the treatment of anaplastic lymphoma kinase positive (ALK+) non-small cell cancer (NSCLC).

Conclusion

- In March 2017, ARIAD concluded the transaction by paying to PDL $110.7 million as required by the PDL's put to ARIAD in connection with its acquisition by Takeda.

Return

- The estimated pre-tax return on this transaction is 17.5%.

Concluded

- AcelRx
- ARIAD
- **Avinger**
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a debt transaction for $20 million entered into on April 18, 2013. Avinger used the proceeds to support the commercialization of its approved luminvascular catheter used to clear total blockages in vessels in the leg and to support development of its then unapproved luminvascular atherectomy device used to clear partial blockages in vessels in the leg. The interest rate on the monies advanced was 12%.
- In addition, PDL received a low, single digit royalty on Avinger's net revenues through April 2018.

Conclusion

- On September 22, 2015, Avinger prepaid the debt in whole, including prepayment fees, for $21.4 million. The effect of this prepayment was to reduce the low, single digit royalty on Avinger's net sales by 50% effective as October 2015 and subject to certain minimum payments.

Return

- The pre-tax return on this transaction, including forecasted cash flows from the on-going royalty through April 2018, is 19.3%.

PDL™

Concluded

- AcelRx
- ARIAD
- Avinger
- **AxoGen**
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This transaction was a hybrid royalty/debt transaction for $20.8 million entered into in October 2012 and secured by the assets of AxoGen. PDL received a combination of interest payments and royalties on sales of AxoGen products.
- In August 2013, PDL purchased 1,166,666 shares of AxoGen common stock at $3.00 per share.
- AxoGen manufactures and commercializes products used to bridge gaps in severed nerves as well as to protect the reconnected nerves, which gaps can occur as a result of trauma or certain surgical procedures and can impair muscle control and feeling in the affected area of the body.

Conclusion

- In November 2014, AxoGen paid $30.3 million to PDL which constituted full repayment and PDL bought 643,382 shares of AxoGen common stock at $2.72 per share for a total of $1.7 million.

Return

- The pre-tax return in this transaction, including gains on the sale of AxoGen common stock at various points in time, is 24%.

PDL™

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- **CareView**
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a debt transaction for $20 million that was entered into on June 26, 2015 and was funded on October 5, 2015 upon the attainment by CareView of a specified milestone. This tranche has a five-year maturity and pays interest at 13.5% quarterly in arrears. A second tranche of $20 million is no longer available due to the failure of CareView to achieve milestones by June 30 2017.
- As part of the transaction, PDL received a warrant to purchase approximately 4.4 million shares of common stock of CareView at exercise price of $0.45, which exercise price was reduced to $0.40 per share in a subsequent amendment to the agreement that also modified certain definitions.
- The CareView system provides video and virtual bed rails to passively monitor hospital patients at risk of falling.

Update

- In March 2017 announced the signing of a large member hospital group under a group purchasing agreement which covers 13 hospitals and approximately 3,600 beds.
- We recently met with CareView to discuss their progress.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- **Depomed**
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $240.5 million entered into on October 18, 2013, in which PDL acquired the rights to royalties and milestones on five products for type 2 diabetes.
- 50% of net sales of Glumetza (extended-release metformin) less COGS until end of Depomed agreement estimated to be 2029; commercialized by Valeant. Same terms apply to Glumetza authorized generic sold by Oceanside Pharmaceuticals.
- Very low single digit royalty on net sales of Janumet XR (DPP-IV inhibitor + Glumetza) until September 2018; commercialized by Merck.
- Low to mid-single digit royalty on net sales of Jentadueto XR (DPP-IV inhibitor + Glumetza) until 2026; commercialized by BI and Lilly.
- Low to mid-single digit royalty on net sales of Invokamet XR (SGLT2 inhibitor + Glumetza) until 2023; commercialized by Janssen,
- Low to mid-single digit royalty on net sales of Synjardy XR (SGLT2 inhibitor + Glumetza) until 2026; commercialized by BI and Lilly.
- Royalty on net sales by LG Life Sciences and Valeant for sales of Glumetza in Korea and Canada, respectively.
- PDL receives all royalties and milestone payments until it has received 2x or $481 million after which all payments are split between PDL and Depomed. The agreement terminates on the third anniversary following the latter of: (i) October 25, 2021; or (ii) no royalty payments are payable under any license agreement.

Update

- As of September 30, 2017, we have received $277.8 million in comparison to the $240.5 million we funded.
- In October, we received a royalty payment in the amount of $6.9 million for royalties earned on Glumetza sales for September.
- Valeant has paid $13 million in settlement of litigation resulting from a royalty audit for the period of October 2013 to December 2015.

PDL™

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- **Direct Flow**
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a debt transaction for a total of $58 million that was entered into on November 5, 2013. PDL provided tranches of $35 million, $15 million, $5 million, $1.5 million, $1.5 million and $1.0 million on November 2013, November 2014, January 2016, July 2016, September 2016 and November 2016, respectively.
- Direct Flow Medical has a transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication, and was developing a transcatheter mitral valve system.
- In January 2017, PDL ran a foreclosure process through which PDL assumed control of most of DFM's assets and wrote off approximately $51 million of the $61 million owned by DFM (principal + interest owed). This offset $18 million in taxes that would have otherwise been due.
- In 1Q17, PDL concluded that a ~$7.45 million in transactions with a Chinese pharmaceutical company for rights to DFM assets in China and recovered $0.5 million in accounts receivables for a total of $7.95 million.

Update

- Through September 2017, PDL has received $8.2 million as part of the monetization process.
- PDL continues its efforts to monetize the remaining assets.

PDL™

Concluded

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This was a debt transaction for $40 million entered into on October 31, 2013 with $25 million advanced at signing and a second tranche of $15 million advanced on May 27, 2014 upon US approval of Durata's antibiotic, dalbavancin. The interest rate on the first trance was 14.0% which dropped to 12.75% upon the approval of dalbavancin.
- **Conclusion**
  - On November 17, 2014, PDL was paid $42.7 million constituting full repayment of all sums owed including change in control and prepayment fees. The repayment was made in connection with the acquisition of Durata by Actavis plc.
- **Return**
  - The pre-tax return in this transaction is 20.5%.

Concluded

Background

- This is a debt transaction for $150 million that was entered into on April 1, 2014. These secured notes bore interest at 13% per annum. The principal balance was repaid to the extent that the royalties exceed the quarterly interest payment and was subject to a quarterly payment cap. Royalties were 20% of net sales of Auvi-Q and 10% of net sales of Evzio.
- Auvi-Q is a drug and device combination product in which the compact device uses an automatic needle retractor and voice instructions to assist in the proper delivery and administration of epinephrine to patients suffering severe allergic reactions, such as anaphylactic shock to peanuts. Evzio is similar except the drug delivered is naloxone which is used to counteract the effects of an opioid overdose, such as respiratory depression which can lead to death. Both are now manufactured and commercialized by kaléo which has its own sales force.

Conclusion

- On September 21, 2017, PDL sold this this note to a third party for 100% of the then outstanding principal plus a premium of 1% of such amount and accrued interest under the notes, for an aggregate cash purchase price of $141.7 million, subject to an 18-month escrow holdback of approximately 1% ($1.4 million) of the aggregate cash purchase price against certain potential contingencies.

Return

- The pre-tax return on this transaction was 13.8%.

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

Background

- This is a royalty transaction for $9.5 million that was entered into on July 8, 2016. There is the potential for additional payments of up to $1 million depending on the attainment of certain product sales targets. PDL acquired the rights of an individual to receive certain royalties on sales of Kybella by Allergan. This agreement extends until February 5, 2025.
- Kybella was approved in the United States on April 29, 2015 for the treatment of adults with moderate-to-severe submental fat, which is fat below the chin.

Update

- PDL began to receive royalty payments in the third quarter of 2016.
- Allergan recently reported a 6.8% increase in Kybella revenue for the nine months of 2017 compared to the same period in 2016.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- **Lensar**
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was initially a debt transaction consisting of an initial loan of $40 million as of the time that the agreement was entered into on October 1, 2013. During the middle of 2015, PDL made two additional advancements to Lensar of $8.5 million and $1.3 million on May 12, 2015 and September 30, 2015, respectively, while Lensar explored its strategic alternatives.
- In 2015, certain of Lensar's assets were acquired by a subsidiary of Alphaeon, which also assumed $42 million worth of Lensar's outstanding debt and issued 1.2 million shares of Alphaeon's Class A stock to PDL.
- In December 2016, Lensar re-acquired these assets from Alphaeon and later filed for Chapter 11 bankruptcy, which it emerged from on May 11, 2017 as a wholly-owned subsidiary of PDL.
- Lensar is a medical device company. Its product is a femtosecond laser for refractive cataract surgery which uses augmented reality to provide superior imaging of the patient's eye allowing efficient, precise and better placed corneal incisions. The Lensar Laser System is approved in most major countries. In addition to the hard assets of the Lensar Laser System, its installed base of systems and customers, its patents and know-how and its people, Lensar has approximately $119 million in net operating losses which may be utilized.

Update

- We expect to see a modest increase in sales in 2H17.
- Currently recruiting for the Lensar Board.

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- **Merus Labs**
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This transaction was a debt facility for $55 million entered into in February 2014 and secured by the assets of Merus Labs.
- Merus Labs used the funds to support the commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.

Conclusion

- In September 2013, Merus Labs repaid PDL in full plus certain prepayment fees.

Return

- The pre-tax return in this transaction is 15.1%.

PDL™

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- **Paradigm Spine**
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a debt transaction entered into on February 14, 2014 with $50 million advanced as of signing and an additional $4 million under a modification of the original loan agreement in October 2015. The interest rate on the debt facility was 13.0% per annum, payable quarterly in arrears.
- Paradigm Spine used the proceeds from the debt facility to support the commercialization of Coflex, its medical device used in the treatment of certain spinal conditions.

Conclusion

- On August 29, 2016, Paradigm Spine paid $57.4 million to PDL in full repayment of the debt, including prepayment fees.

Return

- The pre-tax return in this transaction is 15.5%.

PDL™

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- **U. of Michigan**
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $65.6 million that was entered into on November 6, 2014. PDL acquired 75% of the royalties due to the University of Michigan under its license agreement with Genzyme, a subsidiary of Sanofi. The term of this agreement runs until patent expiration, excluding any extension of the term of the patent. PDL estimates that the patent will expire in April 2022. Sanofi manufactures and commercializes Cerdelga, the sales of which generate the royalties due to the University of Michigan, 75% of which were acquired by PDL.
- Cerdelga is an oral therapy for adult patients with Gaucher disease type 1, a rare genetic disorder which results in insufficient production of an enzyme. Prior to Cerdelga's approval, most patients with Gaucher disease type 1 required weekly infusions of an enzyme to treat this condition.

Update

- Cerdelga is approved in most major countries, although pricing and reimbursement decisions have lagged behind approvals in certain countries in the European Union in particular.
- The National Institute of Health and Care Excellence (NICE) in the U.K. has issued a positive Final Evaluation Determination (FED) recommending Cerdelga as a first-line treatment within its marketing authorization, superseding a previous provisional rejection.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- **Viscogliosi Bros.**
- Wellstat Diag.

Background

- This is a royalty transaction for $15.5 million entered into on June 26, 2014. PDL acquired all of the royalties payable on sales of the spinal implant, Coflex, of Paradigm Spine accruing after April 1, 2014 until such time as PDL has received 2.3 times the cash advanced or $36.5 million, after which all of the royalty rights revert to the Viscogliosi Brothers.
- In addition, the Viscogliosi Brothers have the right to repurchase the royalty for a specified amount up to and including June 26, 2018.

PDL™

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- **Wellstat Diag.**

Background

- This is a hybrid royalty/debt transaction for $44 million initially entered into on November 2, 2012. PDL acquired from the Wohlstadters, the equity owners of Wellstat Diagnostics, the right to receive quarterly interest payments at the rate of 5% per annum (payable in cash or in kind) plus a low double digit royalty rate on Wellstat Diagnostics' net revenues upon commercialization of its products. In January 2013, PDL was informed that Wellstat Diagnostics had breached the loan agreement by using funds contrary to the terms of said loan agreement and PDL sent a notice of default and accelerated all amounts due. Since that time there have been a number of modifications to the original loan documents, the appointment of a receiver to protect the assets of Wellstat Diagnostics, the filing of court actions to protect PDL's interests and the advancement of certain sums by PDL during a process to sell Wellstat Diagnostics.
- Carrying value of the loan is $50.2 million and is based upon the available collateral from Wellstat and its guarantors.

Update

- While the NY court ruled in favor of PDL to collect from the guarantors of the loan, Wellstat appealed the ruling and it was reversed on procedural grounds. The case has been returned to the lower court in NY where the judge has been very slow to rule, making decisive results unlikely in 2017.
- PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate assets and certain patents licensed to BTG for which BTG is paying royalties. Awaiting a court date on motion to enjoin these processes before same lower court judge who ruled in PDL's favor.
- In September 2017, Wellstat Therapeutics, one of the Wellstat Guarantors, obtained a decision against BTG International, Inc. in a breach of contract case which set the damages at $55.8MM plus interest and fees. While Wellstat Therapeutics will only receive the award in a final court decision or settlement between the parties, and BTG may appeal the decision, PDL nonetheless in late October filed with the NY Court a request for a pre-judgment attachment of those funds, should Wellstat Therapeutics find itself in possession of the funds.